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Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of February    , 2005 by and among Novamerican Steel Inc., a Canadian corporation (the "Company"), and the Stockholders and the Optionees (collectively the "Stakeholders").

        WHEREAS the Stakeholders have requested that the Company register for resale up to 1,100,000 (and up to an additional 165,000, if the underwriters' over-allotment option is exercised in full) common shares, no par value of the Company, beneficially held by the Stakeholders.

        NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.
Certain Definitions

        As used in this Agreement, the following terms shall have the following respective meanings:

  1.1
  "Commission" shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

  1.2
  "Common Stock" shall mean common shares, no par value of the Company.

  1.3
  "Optionees" shall mean the persons identified in Appendix B who are holders of options to purchase shares of Common Stock or any Permitted Assignee thereof.

  1.4
  "Permitted Assignee" shall mean any company controlled directly or indirectly by a Stakeholder or any affiliate thereof, any trust, a beneficiary of which includes any of the Stakeholders, and in the case of the death of a Stakeholder, any person to whom the Registration Shares have been assigned by will or by the laws of succession.

  1.5
  "Principal Shareholder" shall mean D. Bryan Jones acting directly or indirectly through any corporation which he controls, including, without limitation, 3349942 Canada Inc. and 3414116 Canada Inc.

  1.6
  The term "register", "registered" and "registration" all refer to a registration effected by the Company preparing and filing a registration statement, in compliance with the Securities Act and the declaration or ordering by the Commission of the effectiveness of the registration statement.

  1.7
  "Registration Expenses" shall mean all expenses incurred by the Company in complying with its obligations under Section 2 of this Agreement, including, without limitation, all Canadian, U.S. federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, and provincial and state securities (i.e., "blue sky") fees and expenses.

  1.8
  "Registration Shares" shall mean an aggregate of 1,100,000 (and up to an additional 165,000, if the underwriters' over-allotment option is exercised in full) shares of Common Stock to be resold by the Stakeholders pursuant to the Registration Statement and/or any subsequent registration statement that may be filed by the Company further to Section 2.4 hereof (or as otherwise may allowed to be resold further to Section 2.4 hereof).

  1.9
  "Registration Statement" shall mean the registration statement on Form F-3 prepared in compliance with the Securities Act and filed by the Company with the Commission in order to register the Registration Shares for resale to the public in the United States and any amendment or supplement thereto.

  1.10
  "Requesting Stakeholders" shall have the meaning set out in Section 2.4.2 hereunder.

  1.11
  "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

  1.12
  "Stockholders" shall mean the persons identified in Appendix A who are beneficial holders of shares of Common Stock or any Permitted Assignee thereof.

  1.13
  "Selling Expenses" shall mean all selling commissions, as well as all fees and disbursements of counsel and/or any financial, tax or other advisors for the Stakeholders applicable to the sale of Registration Shares pursuant to this Agreement.

  1.14
  "Term" shall have the meaning set out in Section 7 hereunder.

  1.15
  "Underwriters" shall mean the investment dealers named in the Registration Statement.

2.
Registration and Sale.

2.1
The Company shall take all actions required so that the Registration Statement is declared or ordered effective by the Commission in order to enable the sale by the Stakeholders of the Registration Shares.

2.2
The Stakeholders agree that the number (and percentage) of shares being sold by the Stakeholders further to the Registration Statement are set out opposite their names in Appendixes A and B hereof.

2.3
Should (i) the Underwriters exercise their over-allotment option (in whole or in part), or (ii) should the Underwriters inform the Company that, due to prevailing market conditions, the Registration Statement may be further upsized (by a maximum of 20% of additional shares) in accordance with the provisions of the Securities Act and should the Principal Shareholder then give his written consent to the Underwriters to upsize the Registration Statement by such number of additional Registration Shares as have been agreed to by the Underwriters and the Principal Shareholder (up to a maximum of 20% of additional shares); then the Stakeholders agree to sell such number of additional Registration Shares on a pro rata basis based on the percentages set out opposite their names in Appendixes A and B. In addition, should the Underwriters advise the Principal Shareholder that the Offering should be downsized due to prevailing market conditions, the Stakeholders agree to sell such lesser number of Registration Shares on a pro rata basis based on the percentages set out opposite their names in Appendixes A and B.

2.4
Should less than the total number of Registration Shares be sold to the public following the closing of the Registration Statement offering, then at any time thereafter during the Term of this Agreement:

2.4.1	the Principal Shareholder may request that the Company file and have same declared effective, as soon as practicable thereafter, a registration statement to cover the sale by the Stakeholders of the remaining Registration Shares and the Stakeholders shall participate in such an offering on a pro rata basis based on the percentages set out opposite their names in Appendixes A and B; or

2.4.2
any three or more Stakeholders (the "Requesting Stakeholders") may, by giving a joint written notice to the Principal Shareholder, request that the Company file and have same declared effective, as soon as practicable thereafter, a registration statement to cover the sale by such Requesting Stakeholders of their remaining Registration Shares. No later than 5 days thereafter, the Principal Shareholder shall send a written notice to the Company and the Stakeholders in which he shall either (a) request that the Company file and have same declared effective, as soon as practicable thereafter, a registration statement to cover the sale by the Stakeholders of the remaining Registration Shares and the Stakeholders shall participate in such an offering on a pro rata basis based on the percentages set out opposite their names in Appendixes A and B, or (b) inform the Requesting Shareholders that he will not request that the Company file a registration statement to cover the sale by the Stakeholders of the remaining Registration Shares. Should the Principal Shareholder inform the Requesting Shareholders that he will not request that the Company file a registration statement to cover the sale by the Stakeholders of the remaining Registration Shares, then the Stakeholders may, at their discretion, sell their respective remaining Registration Shares [in transactions that do not require the registration of such Registration Shares under the Securities Act or applicable state or provincial securities laws] [NTD: wording to be verified by McDermott].
  2.5
  The registration rights granted under this Section 2, as well as the other rights granted to the Stakeholders herein, are subject to the following limitations if the board of directors of the Company, in its good faith judgment, determines that any registration of Registration Shares should not be made or continued because it would adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions, or pending proposals with respect thereto, or would require the disclosure of material non-public information that in the good faith judgment of the board of directors of the Company, may have a material adverse effect on the Company, or a material adverse effect on any significant subsidiary, as defined in Rule 12.b.2 under the U.S. Securities Exchange Act of 1934, as amended (a "Valid Business Reason"):

2.5.1	the Company may cause the Registration Statement to be withdrawn or its effectiveness, if same has already been declared, terminated or the Company may postpone amending or supplementing such Registration Statement until the Valid Business Reason no longer exists; and
2.5.2
the Company may postpone the filing of any further registration statement or in case such registration statement has already been filed, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or the Company may postpone amending or supplementing such registration statement until the Valid Business Reason no longer exists.
  2.6
  The Company will give written notice to the Stakeholders of its determination to postpone or withdraw the Registration Statement (or any other registration statement) and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Following the Company's written notice to the Stakeholders of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, the Company shall file, as soon as practicable, the Registration Statement (or any other registration statement further to Section 2.4 hereof) to cover the sale by the Stakeholders of the Registration Shares as specified in such notice.

3.
Obligations of the Company. During the Term of this Agreement, the Company will:

3.1
cause the Registration Statement (or any other registration statement further to Section 2.4 hereof) to become effective as soon as practicable and to remain effective until all Registration Shares have been sold;

3.2
execute one or more underwriting agreement(s) that are satisfactory to the Company and the Principal Shareholder with the underwriters designated by the Company after consulting with the Principal Shareholder;

3.3
furnish to the Stakeholders such reasonable number of copies of any registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

3.4
use all reasonable efforts to prepare and file with the Commission such amendments to any registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and, as the case may be, applicable Canadian securities legislation with respect to the disposition of all or any of the Registration Shares;

3.5
use all reasonable efforts to register and qualify the Registration Shares covered by any registration statement under such other securities or blue sky laws of such jurisdictions as the Company may be directed by any of the underwriters who may be engaged in connection with the sale of such Registration Shares, provided that the Company shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions; and

3.6
in respect of the Optionees, issue and deliver to each of the Optionees, if applicable, share certificates representing the number of Registration Shares being resold by them under any registration statement, upon payment of the exercise price by the Optionees to the Company therefore.

4.
Obligations of the Stakeholders. During the Term of this Agreement, each of the Stakeholders will:

4.1
at the time of closing of an offering made further to the Registration Statement (or any other registration statement further to Section 2.4 hereof), deliver to the Company share certificates duly endorsed for transfer, representing the Registration Shares being resold in such offering;

4.2
not sell, transfer, assign, monetize or hypothecate (a "Transfer") any securities of the Company held by them other than the Registration Shares, during the Term of this Agreement, unless such Transfer is initiated at the request of the Principal Shareholder and the other Stakeholders are given the right to participate concurrently in such Transfer on a pro rata basis based on the percentages set opposite their names in Appendix A and B;

4.3
execute one or more underwriting agreement(s) that are satisfactory to the Company and the Principal Shareholder with the underwriters designated by the Company after consulting with the Principal Shareholder;

4.4
furnish to the Company such information regarding the Stakeholders, the Registration Shares and any other shares of the Company's capital stock beneficially held by the Stakeholders, and the distribution proposed by such Stakeholders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement;

4.5
if the Company advises the holders of Registration Shares that the Company considers it appropriate for any registration statement to be amended or supplemented, suspend any further sales of its Registration Shares until the Company advises the Stakeholders that such registration statement has been amended or supplemented;

  4.6
  in the case of the Optionees, pay the Company the exercise price in connection with the number of options they are to exercise so that the required amount of the underlying shares of Common Stock may be resold by them pursuant to any registration statement; and

  4.7
  notwithstanding the provisions of Section 4.2 hereof, nothing herein shall prevent a Stakeholder from entering into or completing a Transfer of his securities should the Company initiate, be the target of, or otherwise be a party to, a tender offer, take-over bid, exchange offer, merger agreement or any change of control transaction that is triggered by a third party, the Company or the Principal Shareholder during the Term of this Agreement. In addition, the restrictions set out in Section 4.2 shall terminate in respect of any Stakeholder at the time his employment with the Company is terminated without cause, or upon his death.

5.
Expenses. The Company shall pay for all Registration Expenses in connection with the sale of the Registration Shares. All Selling Expenses shall be borne by the respective Stakeholder selling the Registration Shares on a pro rata basis.

6.
Indemnification

6.1
The Company's Indemnification of Stockholders and Optionees. The Company will indemnify each Stakeholder (and to the extent any Stakeholder is an entity, each of such Stakeholders' members, partners, officers and managers) against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each of the Stakeholders, and each of such Stakeholder's members, partners, officers and managers, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Stakeholders, and stated to be specifically for use therein.

6.2
Stakeholders' Indemnification of the Company. Each of the Stakeholders will indemnify the Company, each of its directors, officers and employees, each underwriter, if any, of the Company's securities covered by any registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, employees, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in any registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Stakeholders (or one of its members, partners, officers or managers), and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Stakeholder under this Section 6.2 shall be limited in an amount equal to the public offering price of the shares of Common Stock sold by the Stakeholder, provided, however, subject to such limitation on the amount of money damages, the provisions of this sentence shall not limit or restrict any other right or action of the Company against the Stakeholder arising out of any such untrue statement or omission contained in any registration statement, prospectus, offering circular or other documents in reliance upon and in conformity with written information furnished to the Company by the Stakeholder, in the manner described above.

  6.3
  Procedures. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

  6.4
  Legal Expenses. In the event of any indemnification hereunder, the Indemnifying Party shall pay the reasonable fees and expenses of counsel for the Indemnified Party or Indemnified Parties in connection with the claim or litigation to which such indemnification applies.

7.
Term. The obligations of the parties to this Agreement shall end on the first anniversary of the date of execution of this Agreement, unless the registration of any Registration Shares is pending as of such date, in which case the term shall be extended until such registration becomes effective or is withdrawn. The provisions of Sections 6 and 8 hereof shall survive any termination of this Agreement.

8.
Miscellaneous

8.1
Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Québec.

8.2
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  8.3
  Assignment. Except as otherwise provided for herein, the rights of the Stakeholders under this Agreement may not be assigned without the express written consent of the Company.

  8.4
  Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

  8.5
  Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or one business day upon deposit with a recognized international express delivery service such as FEDEX, charges prepaid or three days after deposit in the mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, at its principal executive office, attention: Executive Vice-President and Chief Financial Officer, and (b) if to the Stakeholders at such address as shall be the address of record of the Stakeholders on the registry of the Company, or at such other address as the Stakeholders may designate in accordance with the terms hereof.

  8.6
  Amendment of Agreement. This Agreement may be amended only by a written instrument signed by both the Company and the Stakeholders.

  8.7
  Language. At the request of the parties hereto, this Registration Rights Agreement has been drafted in English. À la demande de toutes les parties aux présentes, ce contrat a été rédigé en anglais.

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

NOVAMERICAN STEEL INC.
By:	Name: Title:
D. Bryan Jones	Stephen D. Shaw
Scott B. Jones	Robert Taberner
Christopher H. Pickwoad	Roger Daigneault
3349942 CANADA INC.		3414116 CANADA INC.
By:	Name: D. Bryan Jones	By:	Name: D. Bryan Jones
3195338 CANADA INC.		3414124 CANADA INC.
By:	Name: Scott B. Jones	By:	Name: Scott B. Jones

APPENDIX A

Stockholders	Registration Shares	Percentage of Registration Shares
D. Bryan Jones(1)	540,000	49.1%
Scott B. Jones(2)	100,000	9.1%
Christopher H. Pickwoad(3)	120,000	10.9%

(1)
directly or indirectly through 3349942 Canada Inc. and 3414116 Canada Inc. or any Permitted Assignee of such shares.

(2)
directly or indirectly through 3195538 Canada Inc. and 3414124 Canada Inc. or any Permitted Assignee of such shares

(3)
directly or indirectly through any Permitted Assignee of such shares.

APPENDIX B

Optionees	Registration Shares	Percentage of Registration Shares
Stephen D. Shaw	132,000	12.0%
Robert Taberner	141,000	12.8%
Roger Daigneault	67,000	6.1%

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REGISTRATION RIGHTS AGREEMENT
APPENDIX A
APPENDIX B